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               [Powell, Goldstein, Frazer & Murphy LLP Letterhead]





                                  May 20, 1997




Outdoor Systems, Inc.
2502 North Black Canyon Highway
Phoenix, Arizona 85009

      Re:   Registration Statement on Form S-3 (Reg. No. 333-26407)


Gentlemen:

      We have served as counsel for Outdoor Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on May 2, 1997 (the "Registration Statement"), of a proposed public offering of 13,000,000 shares (the "Firm Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company of which (i) 12,000,000 shares are to be offered by the Company and (ii) 1,000,000 shares are to be offered by certain selling stockholders (the "Selling Stockholders"). In addition, the Company and certain of the Selling Stockholders propose to grant to Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities Corp., Montgomery Securities, Prudential Securities Incorporated and the other underwriters to be named in the Registration Statement (the "Underwriters") an option to purchase up to an additional 1,930,000 shares of Common Stock (the "Option Shares") to cover over-allotments, if any. The Firm Shares and the Option Shares are hereinafter referred to as the "Shares".

      We have examined and are familiar with the Registration Statement, Amendment No. 1 to the Registration Statement filed with the Commission on May 8, 1997, Amendment No. 2 to the Registration Statement in the form proposed to be filed today with the Commission, the proposed form of Underwriting Agreement among the Underwriters, the Company and the Selling Stockholders and originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and advisable.

      Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that the Shares to be offered by the Selling Stockholders are, and the Shares to be offered by the Company when issued and delivered against payment therefor in accordance with the
Underwriting Agreement will be, legally and validly issued, fully paid and non-assessable.
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Outdoor Systems, Inc.
May 20, 1997
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      We do hereby consent to the reference to our firm under the heading "Legal
Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.

                                Very truly yours,


                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP